Exhibit 99.2

THE VITA COCO COMPANY, INC.

2021 INCENTIVE AWARD PLAN

ARTICLE I.

PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities and an ability to participate in the long-term growth and success of the Company. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, amend the terms and conditions of existing Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable and appoint such agents as it shall deem appropriate for the proper administration of the Plan. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or one or more committees of directors or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such Committee or committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be equal to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. In addition, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation with respect to an Award (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (i) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (ii) Shares purchased on the open market by the Company with the cash proceeds from the exercise of Options.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 3,431,312 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Substitute Awards for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate in accordance with Applicable Laws. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added back to the Shares available for Awards under the Plan as provided in Section 4.2 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not count against the Overall Share Limit (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in Section 4.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may, pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it deems relevant from time to time, establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan and/or pursuant to a written nondiscretionary formula established by the Administrator (the “Non-Employee Director Equity Compensation Policy”). The sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 (the “Director Limit”). The Administrator may make exceptions to the Director Limit in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or a Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (a) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (b) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right. Unless otherwise determined by the Administrator in the Award Agreement or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (i) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (ii) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service; provided, however, in the event such Termination of Service is due to death or Disability, the portion of an Option or Stock Appreciation Right that is unexercisable at a

Participant’s Termination of Service shall automatically expire thirty (30) days following such Termination of Service for death or Disability. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any Subsidiary, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (a) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (b) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

5.6 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.

6.2 Restricted Stock.

(a) Rights as Stockholders. Subject to the Company’s right of repurchase as described above, upon issuance of Restricted Stock, the Participant shall have, unless otherwise provided by the Administrator, all of the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan.

(b) Dividends. Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to the Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

(c) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS; DIVIDEND EQUIVALENTS

7.1 Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.

7.2 Dividend Equivalents. A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to the Participant to the extent that the vesting conditions applicable to the underlying Award are satisfied. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable in accordance with the foregoing, unless otherwise determined by the Administrator.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring(a) . In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued, including pursuant to any Non-Employee Director Compensation Policy) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Effect of a Change in Control.

(a) Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Award is not continued, converted, assumed or replaced with a substantially similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Award shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Award shall lapse, in which case, such Award shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (A) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (B) determined by reference to the number of Shares subject to such Award and net of any applicable exercise price; provided that to the extent that any Award constitutes “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A (including payments as a result of any termination of “nonqualified deferred compensation” Awards permitted under Section 409A in connection with a Change in Control), the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which the Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment. The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

(b) If a Change in Control occurs and a Participant’s Awards are assumed pursuant to Section 8.3(a), and, on or within 12 months following such Change in Control, the Company or its successor entity or a parent or subsidiary thereof terminates such Participant’s employment or service with such entity for any reason (other than for Cause and other than as a result of such Participant’s death or Disability), then (i) such Participant’s remaining unvested Awards (including any Substitute Awards) shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards (including any Substitute Awards) shall lapse, on the date of such Termination of Service, and (ii) with respect to Options then held by such Participant, the Participant shall have a period of 6 months following the date of such Termination of Service (or such longer period as may be set forth in the applicable Award Agreement(s)) to exercise such Options, to the extent that he or she was otherwise entitled to exercise such Options on the date of such Termination of Service (but in no event shall any Option remain exercisable beyond its outside expiration date).

8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant price or exercise price (if applicable). The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (c) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability(a) . Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law, and such Award transferred to a permitted transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant and the Participant or transferor and the receiving permitted transferee shall execute any and all documents requested by the Administrator. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. The Award Agreement will contain the terms and conditions applicable to an Award. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Change in Status. The Administrator will determine how the disability, death, retirement, an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (b) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the maximum applicable statutory withholding rates. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (a) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (b) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery, (c) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (i) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (d) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (b) of the immediately preceding sentence shall be limited to the number of Shares which have a Fair Market Value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum individual statutory tax rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable Award under generally accepted accounting principles in the United States of America); provided, however, to the extent such Shares were acquired by Participant from the Company as compensation, the Shares must have been held for the minimum period required by applicable accounting rules to avoid a charge to the Company’s earnings for financial reporting purposes; provided, further, that, any such Shares delivered or retained shall be rounded up to the nearest whole Share to the extent rounding up to the nearest whole Share does not result in the liability classification of the applicable Award under generally accepted accounting principles in the United States of America. If any tax withholding obligation will be satisfied under clause (b) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Article VIII or pursuant to Section 10.6.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10 Broker-Assisted Sales9.11 . In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan. Unless earlier terminated by the Board, the Plan will become effective on the day prior to the Public Trading Date (the “Effective Date”) and will remain in effect until the tenth anniversary of the earlier of (a) the date the Board adopted the Plan or (b) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan (to the extent in effect as of the Effective Date) will continue in full force and effect in accordance with its terms.

10.4 Amendment and Termination of Plan. The Board may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after the Plan’s termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws. In addition, the Board may delegate to a Committee the authority to amend the Plan or any portion thereof at any time to (a) cure any ambiguity or to correct or supplement any provision of the Plan which may be defective or inconsistent with any other provision of the Plan or (b) make any other provisions in regard to matters or questions arising under the Plan which the Committee may deem necessary or desirable and which, in the judgment of the Committee, is not material.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters; provided, however, that no such subplans and/or modifications shall increase the Overall Share Limit or the Director Limit.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and any Subsidiary and any of their respective affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and the Subsidiaries and their respective affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or any Subsidiaries or any of their respective affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and the Subsidiaries and their respective affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and the Subsidiaries and their respective affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company, any Subsidiary or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company and any Subsidiary hold regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as and to the extent set forth in such claw-back policy or the Award Agreement.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Directors and, with respect to such Awards, the term “Administrator” as used in the Plan shall be deemed to refer to the Board.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Cause” with respect to a Participant, shall mean “Cause” (or any term of similar effect) as defined in such Participant’s employment or service agreement with the Company or an affiliate thereof if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then “Cause” shall mean one or more of the following: (a) repeated and gross failure to perform Participant’s material duties, after written notice of such performance has been given to Participant with 30 days to cure such nonperformance; (b) use of illegal drugs by Participant; (c) commission of a felony, a crime of moral turpitude or a misdemeanor involving fraud or dishonesty (for avoidance of doubt, a single driving while intoxicated (or other similar charge) shall not be considered a felony or crime of moral turpitude); (d) the perpetration of any act of fraud or material dishonesty against or affecting the Company, any of its affiliates, or any customer, agent or employee thereof; (e) material breach of fiduciary duty or material breach of this Agreement, after written notice of such breach has been given to Participant and, to the event such breach is curable, within 30 days to cure such breach; (f) repeated insolent or abusive conduct in the workplace, including but not limited to, harassment of others of a racial or sexual nature after notice of such behavior; (g) taking any action which is intended to harm or disparage the Company or its affiliates, or their reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or its affiliates; (h) engaging in any act of material self-dealing without prior notice to and consent by the Board; (i) repeated violations of the Company’s code of conduct or similar such policy; or (j) violation of the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any Subsidiary.

11.7 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of the Subsidiaries, an employee benefit plan maintained by the Company or any of the Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the 24-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more directors or executive officers of the Company, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.10 “Common Stock” means the Class A common stock of the Company.

11.11 “Company” means All Market Inc., a Delaware corporation, or any successor.

11.12 “Consultant” means any person, including any adviser, engaged by the Company or any Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company or the Subsidiary; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.14 “Director” means a Board member.

11.15 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.17 “Employee” means any employee of the Company or its Subsidiaries.

11.18 “Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.20 “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.

11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.23 “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.24 “Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.26 “Overall Share Limit” means the sum of (a) 3,431,312 Shares; and (b) an annual increase on the first day of each calendar year beginning January 1, 2022 and ending on and including January 1, 2031, equal to the lesser of (i) two percent (2%) of the aggregate number of Shares outstanding on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.

11.27 “Participant” means a Service Provider who has been granted an Award.

11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include (but is not limited to) the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

11.29 “Plan” means this 2021 Incentive Award Plan.

11.30 “Prior Plan” means the All Market Inc. 2014 Stock Option and Restricted Stock Plan, as amended.

11.31 “Prior Plan Award” means an award outstanding under any Prior Plan as of the Effective Date.

11.32 “Public Trading Date” means the first date upon which the Common Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

11.33 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.34 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.35 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.36 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.37 “Securities Act” means the Securities Act of 1933, as amended.

11.38 “Service Provider” means an Employee, Consultant or Director.

11.39 “Shares” means shares of Common Stock.

11.40 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.41 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.42 “Substitute Awards” mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.43 “Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

THE VITA COCO COMPANY, INC.

2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of The Vita Coco Company, Inc. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. [Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).]1

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Number of RSUs:	[Insert Number of RSUs]

Vesting Commencement Date:	[Insert Vesting Commencement Date]

Vesting Schedule:	[To be specified in individual agreements]

[Withholding Tax Election: By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs , and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company. Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.]2

[1]	Note to Draft: To include if dividend equivalents will be granted in tandem.
[2]	Note to Draft: To include for mandatory sell to cover election.

By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and the Grant Notice. Participant has reviewed the Agreement, the Plan and the Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

THE VITA COCO COMPANY, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the shares of Common Stock issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS

Section 2.1 Award of RSUs [and Dividend Equivalents]

(a) In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) [The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.]3

[3]	Note to Draft: Insert for dividend equivalents.

Section 2.2 Vesting of RSUs [and Dividend Equivalents].

(a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. [Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.]

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs [and Dividend Equivalents] that are not so vested shall lapse and expire.

Section 2.3

(a) Distribution or Payment of RSUs. Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) within 60 days following the vesting of the applicable RSU pursuant to Section 2.2. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b) All distributions shall be made by the Company in the form of whole Shares, and any fractional share shall be distributed in cash in an amount equal to the value of such fractional share determined based on the Fair Market Value as of the date immediately preceding the date of such distribution.

Section 2.4 Conditions to Issuance of Certificates. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) [As set forth in Section 9.5 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs. In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the RSUs necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its Affiliates. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares. In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:

(i) The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding.

(ii) The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii) The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account. In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above. In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its Affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv) The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v) The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a). The Agent is a third-party beneficiary of this Section 2.5(a).

(vi) This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting or settlement of the Award have been satisfied.

(b) The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]4

(a) [The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

[4]	Note to Draft: Include for mandatory sell to cover election.

(iv) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]5

[5]	Note to Draft: Include if no mandatory sell to cover election.

Section 2.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7 Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches any Restrictive Covenant Agreement or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all RSUs [and Dividend Equivalents] granted under this Agreement (whether or not vested), and Participant’s rights in any such RSUs [and Dividend Equivalents] shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE III.

OTHER PROVISIONS

Section 3.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Notwithstanding the foregoing, with the consent of the Administrator, the RSUs may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the [General Counsel]6 of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs [(including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents], the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

[6]	Note to Company: Confirm who should receive notices on behalf of the company.

Section 3.11 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.15 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs [and Dividend Equivalents].

Section 3.16 Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.17 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

THE VITA COCO COMPANY, INC.

2021 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of The Vita Coco Company, Inc. (the “Company”). The Company hereby grants to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Exercise Price per Share:

Shares Subject to the Option:

Final Expiration Date:

Vesting Commencement Date:

Vesting Schedule:

Type of Option	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

THE VITA COCO COMPANY, INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO THE STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

ARTICLE I.

GENERAL

1.1 Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.2 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement,

(a) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b) “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

ARTICLE II.

GRANT OF OPTION

2.1 Grant of Option. In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to the Participant the Option to purchase any part or all of an aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan.

2.2 Exercise Price. The exercise price per Share of the Shares subject to the Option (the “Exercise Price”) shall be as set forth in the Grant Notice.

2.3 Consideration to the Company. In consideration of the grant of the Option by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1 Commencement of Exercisability.

(a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to Sections 3.2, 3.3, 5.9 and 5.14 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b) Unless otherwise determined by the Administrator or as set forth in a written agreement between Participant and the Company, any portion of the Option that has not become vested and exercisable on or prior to the Cessation Date (including, without limitation, pursuant to any employment or similar agreement by and between Participant and the Company) shall be forfeited on the Cessation Date and shall not thereafter become vested or exercisable

3.2 Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment that becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof. Once the Option becomes unexercisable, it shall be forfeited immediately.

3.3 Expiration of Option. Subject to Section 8.3 of the Plan, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration date set forth in the Grant Notice; provided that such expiration date shall not be later than the tenth (10th) anniversary of the Grant Date;

(b) Except as the Administrator may otherwise approve, the ninetieth (90th) day following the Cessation Date by reason of Participant’s Termination of Service for any reason other than due to death, Disability or by a Participating Company for Cause;

(c) Except as the Administrator may otherwise approve, immediately upon the Cessation Date by reason of Participant’s Termination of Service by a Participating Company for Cause; and

(d) The expiration of twelve (12) months from the Cessation Date by reason of Participant’s Termination of Service due to death or Disability.

3.4 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by requesting that the Participating Companies withhold a net number of vested Shares otherwise issuable upon the exercise of the Option having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with respect to any withholding taxes arising in connection with the exercise of the Option, with the consent of the Administrator, by tendering to the Company vested Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the exercise of the Option, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the Option, in the event Participant fails to provide timely payment of all sums required pursuant to Section 3.4(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 3.4(a)(ii) or Section 3.4(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the exercise of the Option to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the exercise of the Option or any other taxable event related to the Option.

(c) In the event any tax withholding obligation arising in connection with the Option will be satisfied under Section 3.4(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable upon the exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Option constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 3.4(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 3.4(c) if such delay will result in a violation of Section 409A.

(d) Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the Option. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

EXERCISE OF OPTION

4.1 Person Eligible to Exercise. During the lifetime of Participant, only Participant may exercise the Option or any portion thereof. After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by Participant’s personal representative or by any Person empowered to do so under the deceased Participant’s will or under the then Applicable Laws of descent and distribution.

4.2 Partial Exercise. Subject to Section 5.2, any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.

4.3 Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other Person designated by the Company), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof.

(a) An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

(b) The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, in such form of consideration permitted under Section 4.4 that is acceptable to the Administrator;

(c) The payment of any applicable withholding tax in accordance with Section 3.4;

(d) Any other written representations or documents as may be required in the Administrator’s sole discretion to effect compliance with Applicable Law; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than Participant, appropriate proof of the right of such Person or Persons to exercise the Option.

Notwithstanding any of the foregoing, the Administrator shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4 Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a) Cash or check;

(b) With the consent of the Administrator, surrender of vested Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof;

(c) Through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(d) Any other form of legal consideration acceptable to the Administrator.

4.5 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) the receipt by the Company of full payment for such Shares, which may be in one or more of the forms of consideration permitted under Section 4.4, and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 3.4 by the Participating Company with respect to which the applicable withholding obligation arises.

4.6 Rights as Stockholder. Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). No adjustment will be made for a dividend or other right for which the record date is prior to the date of such issuance, recordation and delivery, except as provided in Article VIII of the Plan. Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares

4.7 Restrictive Covenants; Forfeiture. The Participant hereby acknowledges and agrees that any restrictive covenants or similar written agreements (the “Restrictive Covenant Agreements”) between such Participant and the Company or any other Participating Company are incorporated herein by reference, and that such agreements, as applicable, remain in full force and effect. In the event the Participant materially breaches the Restrictive Covenant Agreements or any other written covenants between such Participant and any Participating Company, the Participant shall immediately forfeit any and all Options granted under this Agreement (whether or not vested), and Participant’s rights in any such Options shall lapse and expire. For the avoidance of doubt, such forfeiture, lapse and expiration shall not limit the Participating Companies’ ability to seek other remedies for such breach.

ARTICLE V.

OTHER PROVISIONS

5.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

5.2 Whole Shares. The Option may only be exercised for whole Shares.

5.3 Option Not Transferable. Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, if the Option is a Non-Qualified Stock Option, it may be transferred to Permitted Transferees pursuant to any conditions and procedures the Administrator may require.

5.4 Adjustments. The Administrator may accelerate the vesting of all or a portion of the Option in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

5.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email (to Participant only) or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.6 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.8 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

5.9 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material respect without the prior written consent of Participant.

5.10 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 5.3 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.12 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

5.13 Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.14 Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Option either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

5.15 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.16 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the right to receive Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

5.17 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

5.18 Broker-Assisted Sales. In the event of any broker-assisted sale of Shares in connection with the payment of withholding taxes as provided in Section 3.4(c) or the payment of the Exercise Price as provided in Section 4.4(c): (a) any Shares to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation or exercise of the Option, as applicable, occurs or arises, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (c) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the proceeds of such sale exceed the applicable tax withholding obligation or Exercise Price, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (e) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation or Exercise Price; and (f) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.

5.19 Clawback. The Option (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares underlying the Option) will be subject to any Company claw-back policy as in effect from time to time, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

5.20 Incentive Stock Options. Participant acknowledges that to the extent the aggregate Fair Market Value of Shares (determined as of the time the option with respect to the Shares is granted) with respect to which Incentive Stock Options, including this Option (if applicable), are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such Incentive Stock Options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. Participant also acknowledges that an Incentive Stock Option exercised more than three (3) months after Participant’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

5.21 Notification of Disposition. If this Option is designated as an Incentive Stock Option, Participant shall give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

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